Investor Day NOVEMBER 18, 2016 © Exhibit 99.1

Cautionary Statement Regarding Forward Looking Information This document and the remarks made within this presentation may include, and officers and representatives of American International Group, Inc. (AIG) may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal,” or “estimate.” It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include: changes in market conditions; negative impacts on customers, business partners and other stakeholders; the occurrence of catastrophic events, both natural and man-made; significant legal proceedings; the timing and applicable requirements of any new regulatory framework to which AIG is subject as a nonbank systemically important financial institution and as a global systemically important insurer; concentrations in AIG’s investment portfolios; actions by credit rating agencies; judgments concerning casualty insurance underwriting and insurance liabilities; AIG’s ability to successfully manage run-off insurance portfolios; AIG’s ability to successfully reduce costs and expenses and make business and organizational changes without negatively impacting client relationships or AIG’s competitive position; AIG’s ability to successfully dispose of, or monetize, businesses or assets, including its ability to successfully consummate the sale of United Guaranty Corporation (UGC or United Guaranty) and certain related affiliates to Arch Capital Group Ltd. (Arch); judgments concerning the recognition of deferred tax assets; judgments concerning estimated restructuring charges and estimated cost savings; and such other factors discussed in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, Part I, Item 2. MD&A and Part II, Item 1A. Risk Factors in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, Part I, Item 2. MD&A and Part II, Item 1A. Risk Factors in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, and Part II, Item 7. MD&A and Part I, Item 1A. Risk Factors in AIG’s Annual Report on Form 10-K for the year ended December 31, 2015. AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. This document and the remarks made orally may also contain certain non-GAAP financial measures. The reconciliation of such measures to the most comparable GAAP measures in accordance with Regulation G is included in the Third Quarter 2016 Financial Supplement available in the Investor Information section of AIG's corporate website, www.aig.com, as well as in the Appendix to this presentation. Nothing in this presentation or in any oral statements made in connection with this presentation is intended to constitute, nor shall it be deemed to constitute, an offer of any securities for sale or the solicitation of an offer to purchase any securities in any jurisdiction.

Agenda Time Content Management 8:00 – 8:30 Registration 8:30 – 8:45 Overview & Outlook Peter D. Hancock, President & Chief Executive Officer 8:45 – 9:05 Financial Outlook Sid Sankaran, Executive Vice President & Chief Financial Officer 9:05 – 9:55 Commercial Insurance Robert S. Schimek, Executive Vice President & Chief Executive Officer of Commercial 9:55 – 10:45 Consumer Insurance Kevin Hogan, Executive Vice President & Chief Executive Officer of Consumer 10:45 – 11:05 Break 11:05 – 11:20 Legacy Charlie Shamieh, Chief Executive Officer, Legacy 11:20 – 11:35 Investments Douglas A. Dachille, Executive Vice President & Chief Investment Officer 11:35 – 12:15 Recap and Q&A Peter D. Hancock & team

Overview & Outlook Peter D. Hancock President and Chief Executive Officer ©

Industry Leadership Value Creation Execution

Hierarchy of Goals Primary focus is growth in intrinsic value Intrinsic Value Return On Equity Growth In Book Value Efficiency Capital Management Risk Margin Risk: Credit Quality Equity Beta Investment Income

Consistent Accomplishments Completed or announced 16 divestitures and equity sales transactions valued at over $12B Improved Normalized Return On Equity by 150 bps since FY’15 Reduced run-rate General Operating Expense, Operating Basis, by over $1B since end of 2014 Returned $25B of capital to shareholders since 9/30/141 Note: Since 9/1/14 or as noted. Through November 17, 2016. $

Financial Outlook Sid Sankaran Executive Vice President & Chief Financial Officer ©

Financial Targets

AIG Normalized ROE



6.8%
8.3%
~9.0%
2015
9M'16
2017 Target

Operating Portfolio Normalized ROE[1]



~7.5%
~9%
~10%
2015
9M'16
2017 Target

Book Value Per Share Growth[2] (ex. AOCI and DTA)



2%
5%
10%+
2015
9M'16
2017 Target

Commercial AYLR, As Adjusted



66.2[3]
64.1[3]
~60[4]
2015
9M'16
2017 Target

Capital Return ($bn)



$11.7
$3.6[5]
$11.6[6]
$25
2015
YTD
2016-17 Target

GOE Reduction, Operating Basis[7]

Target: $1.4bn (Net of Reinvestment)



Achieved and Earned 57%
Achieved, To be Earned 36%
7%
To Be Executed

1) Normalized ROE excluding AOCI & DTA, adjusted for allocation of Corporate GOE and Parent debt. Preliminary estimate based on current attribution of businesses to Operating and Legacy Portfolio together with current assumption of internal leverage which could change over time.
2) Including dividend growth.
3) Excludes the benefit of the UGC quota share reinsurance arrangement.
4) The ratio represents quarter-end exit run rate.
5) Amount remaining under authorization.
6) Includes additional $1.8 billion of share and warrant repurchases from October 1, 2016 through November 17, 2016.
7) On a constant dollar basis. Adjusted for sale of AIG Advisor Group and sale of UGC.

AIG

9

AIG Best Valued in Three Main Parts DTA (Utilize) Operating Portfolio (Improve & Grow) ~77% Legacy (Shrink) ~23% Illustration purposes only: Based on $70.4B GAAP equity ex. AOCI and DTA at YE’15.

Operating Portfolio: Normalized Return On Equity Expansion

ROE expansion to date has been driven by the Operating Portfolio; we expect further improvement in 2017



Operating Portfolio Normalized ROE
~100 bps
~10%
~9%
Largely Offsetting
9M'16
Headwinds 1
Capital Return
Efficiency Improvements
Underwriting Improvements
2017 Target

AIG

Note: For illustrative purposes only. Normalized ROE excluding AOCI & DTA, adjusted for allocation of Corporate GOE and Parent debt. Preliminary estimate based on current attribution of businesses to Operating and Legacy Portfolio together with current assumption of internal leverage which could change over time.
1) Primarily represents interest rate environment and timing impact of divestitures.

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Legacy Portfolio

Shrinking Legacy has reduced risk and increased liquidity to AIG Parent

Legacy ROE Ex. AOCI & DTA[1]



~5%
~3-5%
~(2%)
9M'16 (Reported)
9M'16 (Normalized)
2017E (Normalized)

Legacy Equity as % of AIG Equity[1]



~23%
~16%
YE 2015
9/30/16

Liquidity to Parent



~$9B
$6.3B
4Q15 - 3Q16
2016-17 Target

AIG

1) Excludes AOCI & DTA, adjusted for allocation of Corporate GOE and Parent debt. Preliminary estimate based on current attribution of businesses to Operating and Legacy Portfolio together with current assumption of internal leverage which could change over time.

12

On a constant dollar basis. Adjusted for sale of AIG Advisor Group and sale of UGC. Expect to exceed two year target To Be Executed Achieved, To be Earned Achieved and Earned Professional Service Fees1 GOE Reduction, Operating Basis1 Target: $1.4bn (Net of Reinvestment) Compensation & Benefit Expenses1 10% 18% ($ in billions) Key Principles Simplification Modularity Automation General Operating Expenses, Operating Basis

Strategic Divestitures

Transaction	Counterparty	Status	Announced Date	Closing Date / [Anticipated Close]	Estimated Net Gain (Loss) After-Tax[1]
Completed					
AIG's consumer business in Taiwan	Nan Shan Life	Closed	6/11/15	9/1/16	NM
AIG Advisor Group	Lightyear Capital / PSP Investments	Closed	1/26/16	5/6/16	$155M
NSM Insurance Group	ABRY Partners	Closed	8/5/16	8/31/16	NM
Whole Life Reinsurance Agreement	Hannover Re	Closed	-	3Q'16	NM
Sale of IFC Seoul	Brookfield	Closed	11/17/16	4Q'16	~$300M
Pending					
AIG's local insurance operations in El Salvador, Guatemala, Honduras and Panama	Assa Group	Partially Closed[2]	10/15/15	[4Q'16]	NM
United Guaranty Corp. (UGC)	Arch Capital Group Ltd.	Signed	8/15/16	[4Q'16 / 1Q'17]	~$365M
Ascot[3]	Canada Pension Plan Investment Board	Signed	9/16/16	[November'16]	~$120M
AIG's local insurance operations in Turkey and certain LAC and CEE markets[4]	Fairfax Financial Holdings Limited	Signed	10/18/16	[Rolling closings in 2017]	~($90M)
AIG Fuji Life	FWD Group	Signed	11/15/16	[2Q'17]	~($430M)

Remaining Liquidity Expected to be Received: $4.3bn

Notes: (1) Tax impact assumes 35% tax rate except IFC Korea and Fuji Life where a combination of foreign and US taxes apply. (2) The sales of Panama and El Salvador have closed; regulatory approvals for the sales of Guatemala and Honduras are expected to be received in 4Q'16. (3) Inclusive of AIG's interest in Ascot Underwriting Holdings Ltd. (AUHL) and related syndicate-funding subsidiary, Ascot Corporate Name Ltd. (ACNL) (together, "Ascot "). (4) Includes AIG's Latin America (LAC) insurance operations in Argentina, Chile, Colombia, Uruguay and Venezuela. Fairfax will also acquire renewal rights for the portfolio of local business written by AIG's Central and Eastern European (CEE) operations in Bulgaria, Czech Republic, Hungary, Poland, Romania and Slovakia, and assume AIG's CEE operating assets and employees.

AIG

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On track to reach $25B capital return target Capital Return Includes additional $1.8 billion of share and warrant repurchases from October 1, 2016 through November 17, 2016. Does not include declared shareholder dividend for 4Q16. 1 $25 Dividends and Tax-Sharing Payments: $5-7B Divestitures: $4-5B Life Reinsurance: $3-4B Asset Allocation Shift: $0-1B ~$9.8 Required $12-17 Capital Return ($bn)

Growth reflects earnings, DTA utilization and accretive share and warrant repurchases Book Value Per Share Growth +5% Excluding AOCI +5% As Reported +13% Excluding AOCI & DTA, Including Dividend Growth

Improving Risk Profile, Controls and Transparency Note: Reserve risk is expected to decrease as a result of the actions described above, but risk variation is an inherent characteristic of our business. 17 Reserve Risk Reduction Eaglestone Environmental XS WC Other 2010 2016 Q/S Reinsurance NPW Limits Capital allocation Enhancing Reserve Governance & Control Limit Reduction & Portfolio Exits US Casualty Premium Reduction Create Claim Run-Off Entity Improving Reserving & Pricing Techniques Manage Capital Correlations A&E Reinsurance NICO

NPW Distribution P&C Reserves Uncertainty in AY LR Estimates by Development Age LR Points Loss Reserve Distribution (21%) (21%) Development Year * Net reserve balances reflect subsequent PYD of approximately $5BN for YE 2011 and $9 BN for YE 2006. Consumer Property & Special Risks Financial Lines US Work Comp Other Casualty 44% 21% For Casualty business: Premiums have fallen by ~60% since 2006 Reserves have fallen by $11BN since 2011 Duration of reserves has shortened by about 10% since 2011 Pre 2010 reserves aggregate to $21BN and generate $1BN+ NII per year.  Approximately 55% of this balance is made up of IBNR 18 * *

Modularity Modular units enhance transparency and accountability, driving improvement and flexibility over time Note: New operating segments to be in effect beginning in 4Q16. Geography United States Europe Japan Segment Operating Portfolio Commercial Property and Special Risks Liability and Financial Lines Consumer Group Retirement Individual Retirement Life, Health and Disability Personal Insurance Other Operations Includes Parent liquidity portfolio, unallocated corporate GOE, debt and capital not attributed to modules, as well as UGC and Institutional Markets, excluding transfers to Legacy Segment Legacy Portfolio Legacy   Includes Run-off Insurance Portfolio, Gains Harvesting Portfolio and Legacy Investments Economic Metrics of PRAP and VONB Driving Capital Allocation

Commercial Insurance Robert S. Schimek Executive Vice President & Chief Executive Officer of Commercial ©

Offering a range of simple to highly customized insurance solutions and services tailored to specific client needs A Market Leading Commercial Insurer Property & Special Risks 45% Liability & Financial Lines1 55% Product Geography Client2 US Casualty Int’l Cas. Financial Lines Property Special Risks US Rest of World Europe Major Accounts Corporate Accounts Small & Medium -sized Enterprises and Other Multinational Accounts 9M’16 Net Premiums Written: $13.0 BN Leading Global Commercial Insurer #1 in U.S. Financial Lines & Cyber #3 in U.S. Specialty; #4 in U.S. Casualty; #5 in U.S. Property Largest foreign Property Casualty insurer in Europe and Asia Pacific and strategically positioned in key growth markets Well diversified by product, geography and client Deep bench of risk expertise Insurer to 89% of the Fortune Global 500 and 99% of the Fortune 500 Serve 6,500 Multinational clients and issue over 40,000 local policies Note: Excludes the benefit from the UGC quota share agreement. Market Data is based on SNL, AXCO and Local publications. Including Environmental previously included in Specialty Based on Gross Premiums Written 0%

Competitive Advantages | Market Leadership Best Overall Carrier & #1 in 13 out of 20 lines of business in National Underwriter’s 2016 Risk Manager Choice Awards Becoming Our Clients’ Most Valued Insurer Strong Distribution Relationships Thought leadership lowering our clients’ overall cost of risk Organizing by Industry to provide more tailored solutions Evaluate quality of relationship through quarterly governance process at global and regional levels Value Metrics established based on Commercial’s strategic targets and business mix objectives Diversity by Distribution Channel2 Multinational & Fronting 19% Global Brokers Other Brokers Agents Other 40% 29% 8% 4% Alignment of priorities to drive mutual accountability Client Advisory Councils focused on solving for risks of today and the future $2.5 billion in Commercial Property limits $500 million in CAT limits $1 billion in Property terrorism limits Market Leading Capacity 94%1 Client Retention in Major Accounts As of 9M’16. Excluding the benefit from the UGC quota share agreement. Based on Gross Premiums Written.

Co-founder of Together for Safer Roads and telematics pilots with Europcar to promote smoother driving Competitive Advantages | Collaborative Innovation Building supercomputing capabilities Over 600 engineers and 250 analysts & modelers providing enhanced risk solutions Technology based SME joint venture with Hamilton and Two Sigma Won 10 Business Insurance Innovation Awards over the last 7 years CyberEdge Plus and partnerships to mitigate and manage cyber risk First Commercial Insurer invited to the Consumer Electronics Show Crowdfunding Fidelity D&O coverage for costs associated with Brexit New Products to address emerging risks Innovation in Fronting Wearable technology to improve workplace safety

24 Competitive Advantages | Multinational Capabilities As of November 18, 2016 (Figures in thousands) AIG Global Network spanning over 200 Countries Supported by 500 dedicated multinational employees Issuing over 40,000 local policies The AIG Global Network1 Our Clients’ Local In-Country Operations Less than 100 100- 499 count 500 or more Through an End-to-End, Technology Driven Process Multinational Client and Policy Growth CAGR +8.0% CAGR +7.0%

Competitive Advantages | Data and Claims 2015 Advisen Claims Satisfaction Survey. By Insurance Post. Fraud Investigators in 30 countries Medical Management Services that protect clients and reduce claims costs Global Recovery Services reducing the cost of paid losses Drone inspections for loss control and claims response Reserving Data informed decision making across Underwriting, Reserving and Claims Ranked #1 in Casualty Claims Service1 by U.S. clients with over $1 billion in revenue Commercial Lines U.K. Claims Team of the Year2 5,000+ Experienced Claims Professionals Pay over $75 million in claims every business day M&A Claims Data Study Drawing insights from 1,000 deals worth more than $200 billion

Strategic Actions Enhancing Shareholder Value Portfolio “Exits” Client Focus Risk Selection / Account Level Actions Strategic Use of Reinsurance Innovation for Growth Exit unprofitable lines of business Exit non-core (Ascot) or unprofitable business (select U.S. Programs) Refine our focus on client segmentation Expand our Multinational capabilities Use of data analytics and technical pricing at granular account level Maintain and grow profitable accounts Alter business mix without impacting client and broker relationships Manage earnings volatility Enhancements in New Products and Services Technology Engineering & Modeling Data Analytics Create a leaner, more focused, and highly profitable Commercial Insurance organization Ongoing Strategic Actions:

Accident Year Combined Ratio, as Adjusted Trend Expense Ratio Accident Year Loss Ratio as Adj.1 Note: Excludes the benefit from the UGC quota share agreement. Accident Year Loss Ratio has been adjusted with 4Q’15 Prior Year Development push-back to each Accident Year. AY CR as Adjusted -12 points from FY’12 Accident Year Combined Ratio as Adj. Excludes Average Annual Catastrophe Loss expectation which approximates 6 points per year Making consistent progress on both the Adjusted Accident Year Loss Ratio, as adjusted, and Expense Ratio

Grow & Maintain Business Mix Shift -3% Improve & Remediate -33% 53% AYLR 57% Excludes the benefit from the UGC quota share agreement. * Accident Year Loss Ratio is on adjusted basis. 79% 73% AYLR FY'15 15% 41% 54% 35% 59% 35% 73% 79% 15% 91% Set NPE AYLR Product Set# 1 (Grow) Product Set# 2A (Maintain) Product Set# 2B (Improve) Product Set# 3 (Remediate) Avg. AYLR Product Set Movement 17% 49% 57% 44% 60% 31% 68% 73% 8% 87% NPW AYLR Ave Avg. AYLR 9M’16 Significant improvement in Commercial’s mix of business and Adjusted Accident Year Loss Ratio * * * * * *

Accident Year Loss Ratio, as Adjusted On track to achieve 4Q17 exit run rate target as the benefits from strategic actions are reflected in earnings Excludes the benefit from the UGC quota share agreement. On Track Executed Ascot NSM Fairfax Post 9M16 Impact Casualty (Exits, Reinsurance, Risk Selection) Business mix change ~(2.0%) ~0.0% ~(2.0%) 1

Programs Portfolio Optimization Value-based decision making across the portfolio Illustration Purposes only: Based on relative capital consumption at YE’15. Divesture New Initiative New Maintain Grow Reduce Liability Financial Lines Property Special Risks Marine Commercial Professional Indemnity Financial Institution Management Liability Financial Institution Professional Indemnity Commercial Management Liability Excess Casualty Int’l Primary Casualty US Excess & Surplus Aerospace Environmental Excess Casualty US UGC Quota Share NSM Ascot Cyber Energy & Engineered Risks Large Limit Credit Lines M&A Primary Casualty Int’l New New

US/Canada Excess Casualty - Limit Profile Aggregated Limit Attachment Point Band Portfolio Optimization | Liability & Financial Lines AY LR as adjusted1 Rate Change Accident Year Loss Ratio has been adjusted to reflect 4Q15 prior year development pushed back to each accident year. Amounts subject to change pending finalization of the reporting modules. On a constant dollar basis. NPW2 ($ BN)

Portfolio Optimization | Global Property Rate Change Accident Year Loss Ratio has been adjusted to reflect 4Q15 prior year development pushed back to each accident year. Amounts subject to change pending finalization of the reporting modules. On a constant dollar basis. Other includes Energy & Engineered Risks and Middle Market. AAL = Average Annual Losses PML = Probable Maximum Loss . The PML represents Property and excludes Specialty. AY LR as adjusted1 AAL4 -21% -20% PML4 (1-in-250) FY11 FY15 ($ BN) 35% 23% AAL Ratio (AAL/Property NPE) Natural Catastrophe Exposure NPW2 ($ BN) Other3

Well Positioned for the Future Value creation driven by a comprehensive mix of business, focus and tools Holistic Client-Centric View Optimize Portfolio Compelling Value Proposition Pricing & Risk Tools Client Risk Solutions Talent Development Optimizing portfolio to balance profitability, growth and risk Focus on attractive segments, geographies and clients where we offer a compelling value proposition Expanded suite of pricing and risk selection tools Leading edge of innovation and technology to reduce clients’ overall cost of risk Reshaping the way we work and developing our strong bench of talent Risk Partner vs. Risk Transfer Adaptable Operational Platforms

Consumer Insurance Kevin Hogan Executive Vice President & Chief Executive Officer of Consumer ©

Consumer: Operating Portfolio of Client-Centric Businesses Note: Reflects segmentation as of September 30, 2016 which includes both Operating and Legacy. PTOI is not normalized for items such as the difference between actual and expected catastrophe losses, alternative investment returns, update of actuarial assumptions, and prior year loss reserve development. Individual Retirement Premiums & Deposits: $12.9B PTOI: $1.6B Group Retirement Premiums & Deposits: $5.5B PTOI: $0.7B Life Premiums & Deposits: $3.9B PTOI: $0.4B Personal Insurance NPW: $8.7B PTOI: $0.6B Premiums & Deposits, NPW and PTOI are year-to-date as of September 30, 2016 Illustration Purposes only: Based on relative capital consumption at YE’15. 35

Personal Insurance: Core Products and Targeted Segments Business complements Commercial and provides valuable differentiation Note: Year-to-date Net Premiums Written as of September 30, 2016 36 Short tail with stable cash flows Low reserve volatility Nominal exposure to capital markets Less prone to insurance market cycles Auto $2.3B Personal Accident (PA) $3.0B Travel Guard: $0.7B Warranty & Service: $0.8B High Net Worth $1.2B Individual Group Year-to-Date Net Premiums Written Primary Markets: Japan, Asia Primary Markets: U.S., Multinational Primary Markets: Japan, Multinational Property: $0.7B

Personal Insurance: Margin Expansion Through Increased Focus Management actions are driving combined ratio improvement 2010A 2016E 2017E Individual 71 33 15 Group 81 54 35 PI Accident Year Combined Ratio As Adjusted Number of Countries Selling Personal Insurance 102% 100% 100% 95% 92-94% 99% 37 Country and product exits represent less than 10% of total 2015 NPW

Significant new business momentum Targeted risk selection and pricing using advanced analytics Innovative multinational capabilities Strategic partnerships in key international markets Personal Insurance: Investing In Private Client Group Building off of strong U.S. position in attractive $30B customer segment1 LTM 20162 Sourced: Conning, peer estimates, AIG internal analysis Last twelve months as of September 30, 2016 Net Premiums Written Up ~45% over 2012 $ in millions Retention Ratios Remain Strong 38

Japan: Largest Foreign Property Casualty Insurer in Japan with History Dating Back to 1946 Leading positions in distinctive customer segments Note: Market positions based on AIG internal analysis. 39 Major / Corporate Accounts Complements SME segment Focus on non-keiretsu companies Growth in Manufacturing sub-segment Small/Medium Enterprises (SME) Leading market position 45+ year Hojinkai relationship #1 in Construction sub-segment Professional agency network Individual and Household Over 6 million customers Leading Travel position #1 in Student sub-segment Industry leading loss ratios in Accident and Fire

Japan: Transformation of Fuji Fire and Marine Increased professionalism, technical skills and capabilities 40 Enhanced portfolio management analytics and underwriting discipline Improved pricing / producer segmentation Upgraded agency network and support systems Substantial expense reduction efforts through efficiency initiatives Completing merger remains a final priority to simplify product range and administration ~10 point loss ratio improvement in Auto and A&H FFM Efficiency Actions 25% reduction in headcount since Sept 2011 Auto and A&H Loss Ratio Reduction 12M Rolling Loss Ratio Headcount Sep-11Dec-11Dec-12Dec-13Dec-14Dec-15May-16 A&H Auto

Retirement and Life: Broad Product and Distribution Capabilities Agile Distribution Banks Broker-Dealers Wirehouses Independent Marketing Organizations General Agencies PPGA VALIC Financial Advisors AIG Direct Top 5 market position across major product lines 9M’16 Premiums & Deposits Individual Retirement $12.9B Note: Market position based on LIMRA year-to-date rankings as of June 30, 2016. Variable Annuities $3.6B Retail Mutual Funds $3.8B Fixed Annuities $3.4B Index Annuities $2.1B Life $3.9B Group Retirement $5.5B 41

Individual Retirement: Comprehensive Risk Management 1) De-risked benefits include features on contracts issued since 2010 (VIX indexing/volatility control fund in 2012) and pre-2010 partially de-risked benefits due to actual policyholder election of extension offers to-date. 42 Product Design Capital Ratios Portfolio Selection Only provider with GMWB fees tied to Volatility Index (VIX) VA GMWB – 91% de-risked by account value1 Dynamic weekly Fixed Annuity pricing Balanced product mix Channel independence VA assets with living benefits / total equity are less than 1x for AIG vs. over 2x for major competitors Hedging Focus on hedgeable market risks

Group Retirement: Competitive Positioning

Trusted advisors paired with powerful tools

Asset Ranking

#2	#3	#4
K-12	Higher Ed	Healthcare

~1,200 financial advisors serving ~23,000 employer groups and ~2 million participants

Transforming the plan sponsor and participant experience



VALIC
FutureFIT
KICK IT UP!

Unique service proposition improving group acquisition and retention results

AIG

43

Life: Continued Focus on ROE Enhancement Rationalize product portfolio Emphasize independent distribution and AIG Direct Consolidated systems with state-of-the-art platform Innovative underwriting enhancements Last twelve months as of September 30, 2016. 44 Results beginning to reflect improvement plan % of U.S. Life CPPE Sales by Product Universal Life Term Whole Life 50% 47% 3% 39% 60% 1% 1 Shift from Universal Life to Term in low interest rate environment demonstrates focus on value

Consumer: Well Positioned for the Future Executing strategic plan creates value 45 On path toward achieving efficiency goals and exceeding cost of capital by the end of 2017 Balanced portfolio of at-scale businesses Disciplined focus on risk management Industry leader in target markets

Legacy Charlie Shamieh Chief Executive Officer, Legacy ©

AIG Legacy Progress to Date Achieved $6.3B out of $9.0B Release Target Represents Dividends and Tax Sharing Payments. $6.3B Achieved to September 30, 2016 1

Composition of AIG Legacy Portfolio

Legacy Portfolios (~$17B[1] of Equity as of Dec 31, 2015): generally comprised of Non-Strategic Businesses[2] that AIG has or intends to exit, Legacy Assets and Gains Harvesting Portfolios[3]



Strategies
Sale of Parent Assets and Run-Off
Repack of Parent Assets and Sale to AIG Insurance Companies
Sale of Parent Assets to Street
Monitor/Manage Counterparty & JV Fiduciary Duty Obligations
Life Settlements
Higher Yielding Legacy Assets
Other Legacy Assets
Run-Off Insurance Books
Gains Harvesting Portfolios
Strategies
Third Party Reinsurance (e.g. of Redundant Reserves)
Commutations of Assumed Reinsurance and Direct Policy Buy-Backs
Reinsurance with an AIG Affiliate to Improve Capital Efficiency
Third Party Sale/ Retrocession of Run-Off Blocks
Enhance Insured/ Policyholder Options & Claims Resolution Strategies
Enhanced Asset/ Liability & Expense Management

1) Shareholders' Equity, excluding AOCI and DTA, adjusted for allocation of Corporate GOE and Parent debt. Preliminary estimate based on current attribution of businesses to Operating and Legacy Portfolio together with current assumption of internal leverage which could change over time.
2) Includes largely discontinued Product Lines/ Policy Forms/Distribution Channels.
3) Gains Harvesting Portfolios include Pre April 2012 Structured Settlements – these portfolios were brought into loss recognition primarily because AIG sought to take advantage of its tax attributes before expiry in 2013/2014.

AIG

48

AIG's Run-Off Team – Seasoned Industry Experts

Case Study – Eaglestone Reinsurance Company Actively Managing Run-Off of AIG's Standalone Excess Workers' Compensation Portfolio

Pending Claims


~3,500
~2,500
YE'12
YE'15

Undiscounted Net GAAP Reserves


~$3.2B
~$2.6B
YE'12
YE'15

Run-Off Strategy Deployed Since AIG's Acquisition of Run-Off Talent

- Assumed Reinsurance Commutations
- Proactive Claim Settlement Strategy
- Direct Policy Buy-Backs
- Strategic Repatriation of Claims Control from TPAs and Self-Administrators
- Enhanced Medical Management

Since the book was reinsured to Eaglestone in 2011, AIG has recorded negligible aggregate Undiscounted Net Reserve development for this run-off book (less than $10M favorable)

AIG

49

Legacy Portfolios: Challenges

	Size ($B) as of 12/31/15	2017 Prospective Normalized ROE's[1]	Duration	Buyers/Reinsurers
Run-Off Insurance Books	~$26B GAAP Liabilities	**~3% to ~5%** Diverse reasons for low ROEs: ▪ Economic (e.g. adverse experience relative to pricing, high expense burden) ▪ Regulatory Capital (e.g. redundant reserves in U.S. Life) ▪ Accounting: (e.g. IMR of $1.4B[3] for Gains Harvesting Portfolio)	~9 years asset duration ~12 years liability duration	▪ Limited reinsurer counterparties of sufficient size and financial strength (~$49B liabilities and ~10% reinsured to date) ▪ Third party reinsurer solutions not feasible for some blocks without sublimits, exclusions, other restrictions
Gains Harvesting Portfolios	~$23B GAAP Liabilities			
Life Settlements	~$1.8B Net Assets ~$15B NDB[2]		~9-10 years future life expectancy[4]	▪ AIG has ability to "run-off"[5] or conduct small block sales to increase depth of competition
Higher Yielding Legacy Assets	~$3.0B Net Assets		~6-8 years asset and liability duration	▪ Sale to Street/repack and sale to AIG insurance companies as admitted assets
Other Legacy Assets	~$5.6B Net Assets			▪ Sales of unencumbered assets are feasible where AIG has sole control ▪ In other cases, AIG may have counterparty and JV fiduciary duty obligations

1) Future quarterly performance can be volatile. Normalized ROE excluding AOCI & DTA, adjusted for allocation of Corporate GOE and Parent debt. Preliminary estimate based on current attribution of businesses to Operating and Legacy Portfolio together with current assumption of internal leverage which could change over time.
2) Net Death Benefits.
3) Interest Maintenance Reserves as of Dec 31, 2015 held in U.S. Life Companies' Statutory Balance Sheets.
4) Based on third party Life Expectancy Provider's estimates.
5) Carrying Value Impairments in 2016 to September 30, 2016 ~$0.3 B.

AIG

50

Key Takeaways 51 We are executing our strategy to reduce Legacy capital The promises we made to our policyholders and insureds are at the forefront Reducing risk and releasing capital trapped in low yielding books can come with book value impairments We have the talent to execute and are building capabilities of lasting value to shareholders and clients

Investments Douglas A. Dachille Executive Vice President & Chief Investment Officer ©

Hone asset-liability management Optimize product design and pricing Exert greater internal control over investments and related risks Manage reinvestment risk and associated earnings pressure Free up capital to return to shareholders Pursue excess risk-adjusted returns efficiently Key Messages Low and uncertain interest-rate environment shapes our strategic priorities and requires heightened focus on core strengths in executing key initiatives Strategic Priorities Diversification Long-term liquidity Scale Expertise in credit, real estate, structured finance and regulation Refine ALM processes and manage risks with greater precision Invest directly in whole loans to improve returns and control; securitize internally to allocate risks across life and non-life cos. and optimize economic capital consumption Increase allocation to residential mortgages to rebalance exposure after UGC sale Limit use of external managers to areas where we lack scale and expertise Core Strengths Key Initiatives

AIG possesses significant investment capabilities across asset classes and sectors, and in portfolio design, analytics and asset-liability management Core Capabilities As of September 30, 2016. Investment Expertise Asset Management Commercial & Consumer Portfolio Management Investment Analytics Key Functions Private Credit Public Credit Commercial Real Estate Debt Residential Real Estate Global Real Estate Global Capital Markets Cross-Asset Initiatives Commercial Portfolio Management Consumer Portfolio Management Regional Portfolio Management Portfolio Analysis Strategic Asset Allocation Property & Casualty Analytics Structured Products DIB/GCM Production Annuity Analytics Alternatives / Scenario Computation Tech. Development Asset-Liability Management Core asset-management expertise in public and private credit, real estate and structured finance Significant professional experience Average of 10+ years of investing experience Average of 8+ years with AIG Global perspective Interact with AIG businesses internationally

Market AIG life cos. AIG non-life cos. Structuring direct investments in residential and commercial mortgages and other whole loans leverages AIG’s core strengths and provides significant benefits Key Initiatives – Direct Investments Originate whole loans in scale Securitize internally with efficiency Underwrite with discipline Short-duration cash flows Long-duration cash flows Credit risk Core strengths leveraged Strategic and financial benefits Scale Expertise in credit, real estate, structured finance and regulation Diversification among short- and long-duration liabilities, life and non-life companies Capacity to bear liquidity risk Higher returns than like-risk securitized products Greater control Improved transparency Enhanced asset-liability management Reduced economic capital consumption

Exposure to residential mortgage risk declines with: Sale of UGC Run-off of quota share written on 2014-2016 business Monetization of stake in Arch Capital Group Annual PTOI from residential mortgage insurance is expected to decline significantly $544mm in the twelve months ended September 30, 2016 Approximately $150mm in 2017 and 2018, declining thereafter Direct investments in residential mortgages rebalances exposure Current investments total ~$3.5bn Internal securitization allocates risk appropriately and maximizes capital efficiency Duration and liquidity risk allocated to life companies Credit risk allocated to non-life companies Increasing allocation to residential mortgages rebalances exposure after UGC sale Key initiatives – Residential Mortgage Exposure PTOI from Residential Mortgage Insurance Mortgage loans Mortgage insurance $ millions

Limiting use of external managers to areas where we lack scale and expertise is expected to improve transparency, control, ALM, capital consumption and excess risk-adjusted returns Key Initiatives – External Managers As of 12/31/15. Scaled internal platform to invest through external managers over past 5 years Assessed investments along multiple dimensions Appropriateness of investment strategy Alpha generation Risk management Identified ~$5bn of redemptions $2.7bn in redemptions through 9/30/16 100% of resultant portfolio Overseen internally for enhanced monitoring and decision-making Integrated with firm-wide ALM objectives Initiative eliminates fees paid to external advisor for oversight

Key Takeaways Low and uncertain interest-rate environment leaves less room for performance deviations Resultant areas of heightened focus include: ALM, product design and pricing, internal control of investments and related risks, capital consumption, and efficient pursuit of excess risk-adjusted returns Core strengths we seek to leverage include: Diversification, long-term liquidity, scale, expertise in credit, real estate, structured finance and regulation Key initiatives underway include: Refining ALM processes and managing risks with greater precision, limiting use of external managers to areas where we lack scale and expertise, investing directly in whole loans and securitizing internally to allocate risks across life and non-life companies, rebalancing residential mortgage exposure after UGC sale

Q&A and Closing Remarks ©

Industry Leadership Value Creation Execution

Appendix ©

Strong Capital Position

Capital Structure ($ in Billions)


$109.4
$1.3
$17.9
$16.8
$2.5
$70.9
$110.9
$0.9
$20.8
$15.6
$9.1
$64.5
December 31, 2015
September 30, 2016
Total Equity Ex. AOCI & DTA
AOCI
DTA
Financial Debt1
Hybrids

Ratios:	Dec. 31, 2015	Sept. 30, 2016
Hybrids / Total capital	1.2%	0.8%
Financial debt / Total capital	16.3%	18.8%
Total Hybrids & Financial debt / Total capital	17.5%	19.6%

Capital Return ($ in Millions)

	3Q16	9M'16
Share repurchases	$2,258	$8,506
Warrant repurchases	-	263
Dividends declared	338	1,051
Total	$2,596	$9,820

Risk Based Capital Ratios[2]

Year-end	Domestic Life Insurance Companies	Domestic Non-Life Insurance Companies
2014	534% (CAL)	432% (ACL)
2015	502% (CAL)	403%[3] (ACL)

Credit Ratings[4]

	S&P	Moody's	Fitch	A.M. Best
AIG – Senior Debt	A-	Baa1	BBB+	NR
AIG Non-Life – FSR	A+	A2	A	A
AIG Life – FSR	A+	A2	A+	A

- Additional $1.8 billion of share and warrant repurchases from October 1, 2016 through November 17, 2016.

Notes (1) Includes AIG notes, bonds, loans and mortgages payable, and AIG Life Holdings, Inc. (AIGLH) notes and bonds payable, and junior subordinated debt. (2) The inclusion of RBC measures is intended solely for the information of investors and is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities. ACL is defined as Authorized Control Level and CAL is defined as Company Action Level. RBC ratio for Domestic Life Insurance Companies excludes holding company, AGC Life Insurance Company. (3) Reflects $2.9B capital contribution to Non-Life Insurance Companies on January 25, 2016 as a result of the 4Q15 reserve strengthening. (4) As of the date of this presentation, all ratings have stable outlooks, except for S&P ratings on AIG, Inc., which have a negative outlook. For Non-Life Insurance Companies FSR and Life Insurance Companies FSR, ratings only reflect those of the core insurance companies.

AIG

62

Large Financials’ Risk Metrics Notional Derivatives(1) (as of September 30, 2016) Leverage Ratio(2) (as of September 30, 2016) Source: Company filings. Notes: (1) Gross notional derivatives includes derivatives for portfolio hedging purposes, and excludes notional amounts for embedded derivatives for the insurance companies listed. (2) Leverage ratio is calculated as Total Assets excluding Separate Account Assets / Shareholders’ Equity for the insurance companies listed, and Total Assets / Shareholders’ Equity for the other companies listed. ($ in billions)

Large Insurers’ Financial Metrics Source: Company filings. Notes: Figures as of September 30, 2016 unless otherwise noted. (1) Total debt includes securities lending payable and repurchase agreements. (2) Calculated as Total Assets excluding Separate Account Assets / Shareholders’ Equity. (3) Data from the Depository Trust & Clearing Corporation, as of Sep 30, 2016. (4) As a percentage of Total Assets excluding Separate Account Assets. Short-term debt includes sum of short-term debt (including current portion of long-term debt), securities lending payable and repurchase agreements. If maturities of securities lending payable and repurchase agreements are not disclosed, they are all classified as short-term. (5) Berkshire Hathaway’s short-term debt ratio as of Dec 31, 2015; more current data not available. Leverage Ratio (2) CDS Outstanding (3) Short-Term Debt Ratio (4) (in $ billions, unless otherwise stated) Total Assets Total Debt (1) (5) As of September 30, 2016

AIG Balance Sheet Since the Financial Crisis Source: Company filings. Notes: 2007 and 2012 figures are as of December 31 and 3Q 2016 figures are as of September 30, unless otherwise stated. (1) Does not include securities lending payable and repurchase agreements. Total Debt (1) (in US$ billions, unless otherwise stated) –55% Total Liabilities –51% Total Assets Securities Lending Payable –97% –95% Short-Term Debt (1) –75% Long-Term Debt –82%

AIG Balance Sheet Since the Financial Crisis (Cont’d) (in US$ billions, unless otherwise stated) Short-Term Debt Ratio (3) –89% –80% Debt-to-Equity Ratio (1) –52% Leverage Ratio (2) Securities Sold Under Agreement to Repurchase –75% Commercial Paper and Extendible Commercial Notes –100% Shareholders’ Equity –7% Source: Company filings. Notes: 2007 and 2012 figures are as of December 31 and 3Q 2016 figures are as of September 30. (1) Calculated as Total Debt (excluding Securities Lending Payable and Repurchase Agreements) / Shareholders’ Equity. (2) Calculated as Total Assets excluding Separate Account Assets / Shareholders’ Equity. (3) As a percentage of Total Assets excluding Separate Account Assets. Short-term debt includes sum of short-term debt (including current portion of long-term debt), securities lending payable and repurchase agreements.

US & Canada Programs 2016 Product Mix1 Net Premiums Written AY Loss Ratio (as adjusted) Improve Terminate Accretive 89% 73% 55% $0.7BN Franchise $1.1BN 70% Segmentation strategy to improve profitability through focus on accretive programs The entire Programs business is reported in Property and Special Risks.

Sale of AIG Fuji Life Insurance Company 1) Based on 2015 NPW. Compulsory Auto Liability Insurance On November 14th, AIG announced the agreement to sell AIG Fuji Life (“AFLI”) to FWD Group (“FWD”) The transaction will allow AIG to focus on its non-life insurance franchise in Japan As a young, growing company, AFLI has yet to achieve JGAAP profitability due to the lack of a seasoned in-force book that produces significant net investment income As a result, AFLI is also a net consumer of AIG's capital and the monetization is expected to relieve this capital strain AIG’s remaining Commercial and Consumer personal insurance businesses in Japan will continue to be focused on enhancing their profitability, achieving a competitive return on our capital and preparing for our legal merger. FWD is the insurance arm of Pacific Century Group, a high quality partner with a strong track record in insurance across Asia. Transaction Overview AIG Japan Business Mix Post-Sale1 Current AIG Japan Business Mix1 Auto Accident Fire Life Insurance Medical and Nursing Care Marine Other Business Written by AIG Fuji Life

Speaker Biographies ©

Speakers’ Biographies (1/2) Peter D. Hancock Peter D. Hancock was named President and Chief Executive Officer of AIG in September 2014, when he was also elected to the AIG Board of Directors. Previously, Mr. Hancock served as CEO of AIG Property Casualty. He joined AIG in 2010 as Executive Vice President, Finance, Risk, and Investments. Mr. Hancock has spent his entire career in financial services, including 20 years at J.P. Morgan, where he established the Global Derivatives Group, ran the Global Fixed Income business and Global Credit portfolio, and served as the firm’s Chief Financial Officer and Chief Risk Officer. He co-founded and served as President of Integrated Finance Limited, an advisory firm specializing in strategic risk management, asset management, and innovative pension solutions. He joined AIG from KeyCorp, where he was Vice-Chairman, responsible for Key National Banking. Mr. Hancock was raised in Hong Kong and later attended Oxford University, where he earned his Bachelor of Arts degree in politics, philosophy, and economics. He is a William Pitt Fellow of Pembroke College, Cambridge. Mr. Hancock is a board member of The Geneva Association, and a member of The Business Council, the International Advisory Board of BritishAmerican Business, and the 30% Club. He is Chairman of the Property-Casualty CEO Roundtable, and Co-Chairman of the Together for Safer Roads Coalition. In 2014, he received the Corporate Citizenship Award from BritishAmerican Business. Douglas A. Dachille Doug Dachille is Executive Vice President and Chief Investment Officer of AIG. He oversees the Science function. Before joining AIG in September 2015, Mr. Dachille served as CEO of First Principles Capital Management LLC., an investment management firm which AIG acquired and now operates as a wholly-owned subsidiary. Mr. Dachille is a proven leader in financial services and investments, with more than 25 years of experience in creating asset management solutions, and has a deep understanding of client liabilities. Prior to co-founding First Principles, he was President and Chief Operating Officer of Zurich Capital Markets, an integrated alternative investment asset management and structured product subsidiary of Zurich Financial Services. He began his career at JPMorgan Chase & Co., where he served as Global Head of Proprietary Trading and co-Treasurer, and built the hybrid derivatives business. Mr. Dachille earned his Bachelor of Science degree in a special joint program through Union University and Albany Medical College, and later was a Pew Scholar in Medicine, Arts, and Social Sciences at the University of Chicago. Kevin Hogan Kevin Hogan is Executive Vice President and CEO of Consumer. He rejoined AIG in October 2013 and is responsible for AIG’s Retirement, Life, and Personal Insurance businesses, providing annuities, mutual funds, life, health, disability, auto, personal accident, personal property, and service programs including extended warranty and travel insurance products and services. AIG’s Japan operations also report to Mr. Hogan. Mr. Hogan started his career in 1984 at AIG with American International Underwriters (AIU) in New York, and subsequently held management positions in Chicago, Tokyo, Hong Kong, and Singapore. Mr. Hogan joined Zurich in December 2008 as CEO, Global Life Americas. In this role, he led Zurich’s life insurance business in North and South America, with accountability for Farmers Life and Zurich’s Latin America Life Operations. He became CEO, Global Life, in July 2010. He serves on the Board of Directors of the American Council of Life Insurers, the Japan Society, St. John’s University School of Risk Management and the Chatham Day School. Mr. Hogan is a graduate of Dartmouth College.

Speakers’ Biographies (2/2) Robert S. Schimek Robert S. Schimek is Executive Vice President and CEO of Commercial, overseeing AIG’s commercial insurance businesses worldwide. He is responsible for the company’s global property, casualty, financial lines and specialty products and services, including Commercial distribution, underwriting, claims and operations. Previously, Mr. Schimek was Chief Executive Officer of the Americas for AIG, responsible for the division’s insurance business in the United States, Canada, Latin America, and the Caribbean. Prior to that, he served as President and Chief Executive Officer of EMEA, and Chief Financial Officer of AIG’s global property casualty business. Before joining AIG, Mr. Schimek was a partner at Deloitte & Touche L.L.P. where, for 18 years, he used his public accounting experience to serve global financial institution clients, including MetLife, The Prudential, and Merrill Lynch. Mr. Schimek is a C.P.A. He earned his M.B.A. from the Wharton School of Business at the University of Pennsylvania. He is a graduate of Rider University in New Jersey and sits on the Rider University Board of Trustees. Mr. Schimek is a member of the Board of Directors of BritishAmerican Business. He is also a member of the Board of Directors of the Council of the Americas and a member of the Board of Directors of the American Insurance Association (AIA). Charlie Shamieh Charlie Shamieh is the Chief Executive Officer of Legacy with over 30 years of industry experience. He is responsible for management of AIG’s Legacy portfolio, consisting of run-off insurance business portfolios, gains harvesting portfolios, and Legacy investments. Since joining AIG in 2007, he has held senior insurance and reinsurance executive positions in Consumer business, Risk, and Actuarial. Prior to AIG, Mr. Shamieh served as the Chief Risk Officer of the Munich Re Group and held senior executive positions at AMP, Mercer, Deloitte, and Oliver, Wyman & Company. He holds a Bachelor of Economics degree from Macquarie University in New South Wales, Australia, and is a Fellow of The Institute of Actuaries of Australia and a Member of the American Academy of Actuaries. Sid Sankaran Sid Sankaran is Executive Vice President and Chief Financial Officer at AIG. Prior to joining the company as Chief Risk Officer in October 2010, Sid was a partner in the Finance and Risk practice at Oliver Wyman Financial Services, heading the firm’s Toronto office. Sid is a financial services expert with deep background in capital, actuarial, risk, strategy, and performance management. Earlier in his career, Sid worked at Mercer Risk, Finance & Insurance Consulting and MMC Enterprise Risk, focusing on risk management, insurance company valuation, and mergers and acquisitions. Sid holds a Bachelor of Mathematics degree with a specialization in actuarial science and graduated with distinction from the University of Waterloo in Ontario, Canada. He serves on the Board of the Greater New York chapter of the American Red Cross.

Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations ©

Glossary of Non-GAAP Financial Measures We use certain of our operating performance measures, as discussed beginning in the next paragraph below, to define our forward-looking financial targets. Our financial targets are provided based on management’s estimates. The most directly comparable GAAP financial targets would be heavily dependent upon results that are beyond management’s controls and the outcome of these items could be significantly different than management’s estimates. Therefore, we do not provide quantitative reconciliations for these financial targets as we cannot predict with accuracy future actual events (e.g., catastrophe losses) and impacts from changes in macro economic market conditions, including the interest rate environment (e.g. estimate for DIB & GCM returns, fair value changes on PICC Investments, net reserve discount change and returns on alternative investments). We use the following operating performance measures because we believe they enhance the understanding of the underlying profitability of continuing operations and trends of our business segments. We believe they also allow for more meaningful comparisons with our insurance competitors. When we use these measures, reconciliations to the most comparable GAAP measure are provided on a consolidated basis. Operating revenue excludes Net realized capital gains (losses), income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes). Book Value Per Common Share Excluding Accumulated Other Comprehensive Income (AOCI), Book Value Per Common Share Excluding AOCI and Deferred Tax Assets (DTA) and Book Value Per Common Share Excluding AOCI and DTA and Including Dividend Growth are used to show the amount of our net worth on a per-share basis. We believe these measures are useful to investors because they eliminate items that can fluctuate significantly from period to period, including changes in fair value of our available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. These measures also eliminate the asymmetrical impact resulting from changes in fair value of our available for sale securities portfolio wherein there is largely no offsetting impact for certain related insurance liabilities. We exclude deferred tax assets representing U.S. tax attributes related to net operating loss carryforwards and foreign tax credits as they have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As net operating loss carryforwards and foreign tax credits are utilized, the portion of the DTA utilized is included in Book Value Per Common Share. Book Value Per Common Share Excluding AOCI is derived by dividing Total AIG shareholders’ equity, excluding AOCI, by Total common shares outstanding. Book Value Per Common Share Excluding AOCI and DTA is derived by dividing Total AIG shareholders’ equity, excluding AOCI and DTA, by Total common shares outstanding. Book Value Per Common Share Excluding AOCI and DTA and including dividend growth is derived by dividing Total AIG shareholders’ equity, excluding AOCI and DTA, and including growth in quarterly dividends above $0.125 per share to shareholders, by Total common shares outstanding. After-tax operating income attributable to AIG is derived by excluding the following items from net income attributable to AIG. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and measures that we believe to be common to the industry. For example, certain ratios and other metrics described below exclude: deferred income tax valuation allowance releases and charges; changes in fair value of securities used to hedge guaranteed living benefits; changes in benefit reserves and deferred policy acquisition costs (DAC), value of business acquired (VOBA), and sales inducement assets (SIA) related to net realized capital gains and losses; other income and expense — net, related to Corporate and Other run-off insurance lines; loss on extinguishment of debt; net realized capital gains and losses; non qualifying derivative hedging activities, excluding net realized capital gains and losses; income or loss from discontinued operations; AIG income and loss from divested businesses, including: gain on the sale of International Lease Finance Corporation (ILFC); gain on the sale of NSM Insurance Group (NSM) and AIG Advisor Group; and certain post-acquisition transaction expenses incurred by AerCap Holdings N.V. (AerCap) in connection with its acquisition of ILFC and the difference between expensing AerCap’s maintenance rights assets over the remaining lease term as compared to the remaining economic life of the related aircraft and related tax effects; legacy tax adjustments primarily related to certain changes in uncertain tax positions and other tax adjustments; non-operating litigation reserves and settlements; reserve development related to non-operating run-off insurance business; and restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization.

Glossary of Non-GAAP Financial Measures (Continued) Return on Equity – After-tax Operating Income Excluding AOCI and Return on Equity – After-tax Operating Income Excluding AOCI and DTA are used to show the rate of return on shareholders’ equity. We believe these measures are useful to investors because they eliminate items that can fluctuate significantly from period to period, including changes in fair value of our available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. These measures also eliminate the asymmetrical impact resulting from changes in fair value of our available for sale securities portfolio wherein there is largely no offsetting impact for certain related insurance liabilities. We exclude deferred tax assets representing U.S. tax attributes related to net operating loss carryforwards and foreign tax credits as they have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As net operating loss carryforwards and foreign tax credits are utilized, the portion of the DTA utilized is included in Return on Equity. Return on Equity – After-tax Operating Income Excluding AOCI is derived by dividing actual or annualized after-tax operating income attributable to AIG by average AIG shareholders’ equity, excluding average AOCI. Return on Equity – After-tax Operating Income Excluding AOCI and DTA is derived by dividing actual or annualized after-tax operating income attributable to AIG by average AIG shareholders’ equity, excluding average AOCI and DTA. Normalized Return on Equity, Excluding AOCI and DTA (Normalized ROE) further adjusts Return on Equity – After-tax Operating Income, excluding AOCI and DTA for the effects of certain volatile or market related items. We believe this measure is useful to investors because it presents the trends in our consolidated return on equity without the impact of certain items that can experience volatility in our short-term results. Normalized Return on Equity, Excluding AOCI and DTA is derived by excluding the following tax adjusted effects from Return on Equity – After-tax Operating Income, Excluding AOCI and DTA: the difference between actual and expected catastrophe losses; the difference between actual and expected alternative investment returns; the difference between actual and expected Direct Investment book (DIB) and Global Capital Markets (GCM) returns; Fair value changes on PICC investments; Update of actuarial assumptions; Net reserve discount change; Life insurance incurred but not reported (IBNR) death claim charge; and Prior year loss reserve development. General operating expenses, operating basis, is derived by making the following adjustments to general operating and other expenses: include (i) certain loss adjustment expenses, reported as policyholder benefits and losses incurred and (ii) certain investment and other expenses reported as net investment income, and exclude (i) advisory fee expenses, (ii) non-deferrable insurance commissions, (iii) direct marketing and acquisition expenses, net of deferrals, (iv) non-operating litigation reserves and (v) other expense related to a retroactive reinsurance agreement. We also derive General operating expense savings on a gross basis, which represents changes during the period in General operating expenses, operating basis, before the effect of additional investments made during the period. We use general operating expenses, operating basis, because we believe it provides a more meaningful indication of our ordinary course of business operating costs. We also exclude the impact of foreign exchange and the expenses of AIG Advisor Group and UGC, which has been divested, when measuring period-over-period fluctuations in General operating expenses, Operating basis. AIG Pre-tax operating income: includes both underwriting income and loss and net investment income, but excludes net realized capital gains and losses, other income and expense — net, gain on the sale of NSM and non-operating litigation reserves and settlements. Underwriting income and loss is derived by reducing net premiums earned by losses and loss adjustment expenses incurred, acquisition expenses and general operating expenses. Ratios: We, along with most property and casualty insurance companies, use the loss ratio, the expense ratio and the combined ratio as measures of underwriting performance. These ratios are relative measurements that describe, for every $100 of net premiums earned, the amount of losses and loss adjustment expenses, and the amount of other underwriting expenses that would be incurred. A combined ratio of less than 100 indicates underwriting income and a combined ratio of over 100 indicates an underwriting loss. Our ratios are calculated using the relevant information calculated under GAAP, and thus may not be comparable to similar ratios calculated for regulatory reporting purposes. The underwriting environment varies across countries and products, as does the degree of litigation activity, all of which affect such ratios. In addition, investment returns, local taxes, cost of capital, regulation, product type and competition can have an effect on pricing and consequently on profitability as reflected in underwriting income and associated ratios. Accident year loss and combined ratios, as adjusted: both the accident year loss and combined ratios, as adjusted, exclude catastrophe losses and related reinstatement premiums, prior year development, net of premium adjustments, and the impact of reserve discounting. Natural catastrophe losses are generally weather or seismic events having a net impact in excess of $10 million each. Catastrophes also include certain man-made events, such as terrorism and civil disorders, that meet the $10 million threshold. We believe the as adjusted ratios are meaningful measures of our underwriting results on an on-going basis as they exclude catastrophes and the impact of reserve discounting which are outside of management’s control. We also exclude prior year development to provide transparency related to current accident year results. Accident year loss ratio, as adjusted (Adjusted for 2012-2015 Prior Year Development) further adjusts the Accident Year Loss Ratio, as adjusted to include the impact of the prior year reserve development recorded during 2012-2015 into each respective accident year and excludes the impact of UGC quota share reinsurance agreement. Commercial Insurance; Consumer Insurance: Personal Insurance; Corporate and Other: United Guaranty

Glossary of Non-GAAP Financial Measures (Continued) Pre-tax operating income and loss is derived by excluding the following items from pre-tax income and loss: loss on extinguishment of debt net realized capital gains and losses changes in benefit reserves and DAC, VOBA and SIA related to net realized capital gains and losses income and loss from divested businesses, including Aircraft Leasing Corporate and Other net gain or loss on sale of divested businesses, including: gain on the sale of ILFC; and certain post-acquisition transaction expenses incurred by AerCap in connection with its acquisition of ILFC and the difference between expensing AerCap’s maintenance rights assets over the remaining lease term as compared to the remaining economic life of the related aircraft and our share of AerCap’s income taxes; non-operating litigation reserves and settlements reserve development related to non-operating run-off insurance business; and restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization. Results from discontinued operations are excluded from all of these measures. Consumer Insurance: Retirement and Life; Corporate and Other: Institutional Markets Pre-tax operating income is derived by excluding the following items from pre-tax income: changes in fair value of securities used to hedge guaranteed living benefits; net realized capital gains and losses; gain on the sale of AIG Advisor Group; changes in benefit reserves and DAC, VOBA and SIA related to net realized capital gains and losses; and non-operating litigation reserves and settlements Premiums and deposits: includes direct and assumed amounts received and earned on traditional life insurance policies, group benefit policies and life contingent payout annuities, as well as deposits received on universal life, investment type annuity contracts and mutual funds. Acronyms YTD – Year-to-date YoY – Year-over-year NPW – Net premiums written FX – Foreign exchange AOCI – Accumulated other comprehensive income DTA – Deferred tax assets PYD – Prior year loss reserve development NII – Net investment income GOE – General operating expenses, operating basis AYLR – Accident year loss ratio, as adjusted Normalized ROE – Consolidated Normalized ROE, Ex. AOCI & DTA Note: Amounts presented in billions may not foot due to rounding.

Non-GAAP Reconciliations – Normalized Return On Equity, Ex. AOCI and DTA

Reconciliations of Normalized and After-tax Operating Income	Full Year 2015				9M'15				9M'16			
Return on Equity, Excluding AOCI and DTA ($ in millions)	Pre-tax	Tax Effect	After-tax	ROE	Pre-tax	Tax Effect	After-tax	ROE	Pre-tax	Tax Effect	After-tax	ROE
Return on equity - after-tax operating income, excluding AOCI and DTA	**$4,055**	**$1,131**	**$2,927**	**3.7%**	**$6,243**	**$1,974**	**$4,275**	**7.1%**	**$4,186**	**$1,198**	**$2,983**	**6.0%**
Adjustments to arrive at Normalized Return on Equity, Excluding AOCI and DTA:												
Catastrophe losses above (below) expectations	(799)	(280)	(519)	(0.7%)	(668)	(236)	(432)	(0.7%)	(175)	(61)	(114)	(0.2%)
(Better) worse than expected alternative returns	667	233	434	0.6%	138	48	90	0.2%	650	227	423	0.8%
(Better) worse than expected DIB & GCM returns	(121)	(41)	(80)	(0.1%)	(117)	(40)	(77)	(0.1%)	248	87	161	0.3%
Fair value changes on PICC investments	(40)	(14)	(26)	0.0%	(23)	(9)	(14)	0.0%	140	49	91	0.2%
Update of actuarial assumptions	6	2	4	0.0%	17	6	11	0.0%	384	134	250	0.5%
Net reserve discount charge (benefit)	(71)	(24)	(47)	(0.1%)	(157)	(54)	(103)	(0.2%)	323	114	209	0.4%
Life Insurance - IBNR death claims	(20)	(7)	(13)	0.0%	0	0	0	0.0%	(25)	(9)	(16)	0.0%
Unfavorable prior year loss reserve development	4,138	1,448	2,690	3.4%	555	194	361	0.6%	231	81	150	0.3%
Normalized Return on Equity, excluding AOCI and DTA	**$7,815**	**$2,448**	**$5,370**	**6.8%**	**$5,988**	**$1,883**	**$4,111**	**6.9%**	**$5,962**	**$1,820**	**$4,137**	**8.3%**
Average AIG Shareholders' equity				**$101,558**				**$104,534**				**$89,196**
Less: Average AOCI				7,598				8,863				6,344
Less: Average DTA				15,803				15,567				16,189
Effect of normalization on equity				393				(148)				190
Normalized Average AIG Shareholders' equity, excluding average AOCI and DTA				**$78,550**				**$79,956**				**$66,853**

Attribiton of Normalized and After-tax Operating Income and Return on Equity,	9M'16 - Total AIG				9M'16 - Operating Portfolio				9M'16 - Legacy Portfolio			
Excluding AOCI and DTA to Operating and Legacy Portfolios ($ in millions)	Pre-tax	Tax Effect	After-tax	ROE	Pre-tax	Tax Effect	After-tax	ROE	Pre-tax	Tax Effect	After-tax	ROE
Return on equity - after-tax operating income, excluding AOCI and DTA	**$4,186**	**$1,198**	**$2,983**	**6.0%**	**$4,519**	**$1,286**	**$3,228**	**8.1%**	**($333)**	**($88)**	**($245)**	**(2.4%)**
Adjustments to arrive at Normalized Return on Equity, Excluding AOCI and DTA:												
Catastrophe losses above (below) expectations	(175)	(61)	(114)	(0.2%)	(176)	(61)	(115)	(0.3%)	1	0	1	0.0%
(Better) worse than expected alternative returns	650	227	423	0.8%	574	200	374	0.9%	76	27	49	0.5%
(Better) worse than expected DIB & GCM returns	248	87	161	0.3%	0	0	0	0.0%	248	87	161	1.6%
Fair value changes on PICC investments	140	49	91	0.2%	49	17	32	0.1%	91	32	59	0.6%
Update of actuarial assumptions	384	134	250	0.5%	(238)	(84)	(154)	(0.4%)	622	218	404	4.0%
Net reserve discount charge (benefit)	323	114	209	0.4%	183	65	118	0.3%	140	49	91	0.9%
Life Insurance - IBNR death claims	(25)	(9)	(16)	0.0%	(25)	(9)	(16)	(0.0%)	0	0	0	0.0%
Unfavorable prior year loss reserve development	231	81	150	0.3%	200	70	130	0.3%	31	11	20	0.2%
Normalized Return on Equity, excluding AOCI and DTA	**$5,962**	**$1,820**	**$4,137**	**8.3%**	**$5,086**	**$1,484**	**$3,597**	**9.0%**	**$876**	**$336**	**$540**	**5.3%**
Normalized Average AIG Shareholders' equity, excluding average AOCI and DTA				**$66,853**				**$53,232**				**$13,621**

AIG

Note: Normalized ROE excluding AOCI & DTA, adjusted for allocation of Corporate GOE and Parent debt. Preliminary estimate based on current attribution of businesses to Operating and Legacy Portfolio together with current assumption of internal leverage which could change over time.

76

Non-GAAP Reconciliations – General Operating Expenses, Operating Basis

Non-GAAP Reconciliations – Accident Year Combined Ratio, As Adjusted Note: Liability & Financial Lines and Global Property amounts subject to change pending finalization of the reporting modules.

Non-GAAP Reconciliations – Book Value Per Share * Represents U.S. tax attributes related to net operating loss carryforwards and foreign tax credits.

Non-GAAP Reconciliations – Premiums and Deposits

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